                                                                Registration No.
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         QUINTILES TRANSNATIONAL CORP.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


North Carolina                                                  56-1714315
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Identification No.)

4709 Creekstone Drive, Riverbirch Building, Suite 300
Durham, North Carolina                                          27703-8411
(Address of Principal Executive Offices)                        (Zip Code)


                 QUINTILES LEWIN NONQUALIFIED STOCK OPTION PLAN
                 ----------------------------------------------
                            (Full title of the plan)

                           Dennis B. Gillings, Ph.D.
               Chairman of the Board and Chief Executive Officer
             4709 Creekstone Drive, Riverbirch Building, Suite 300
                       Durham, North Carolina 27703-8411
                    (Name and address of agent for service)

                                 (919) 941-2000
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gerald F. Roach, Esq.
                          William P. Floyd, Jr., Esq.
         SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                            Proposed maximum        Proposed maximum
Title of securities         Amount to        offering price per      aggregate offering         Amount of
 to be registered         be registered          share(*)                price(*)           Registration fee
- ------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value           230,000 shares          $67.375              $15,496,250               $5,343.53
============================================================================================================

(*) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), shares that may be the subject of the plan are deemed to be offered at $67.375 per share, the average of the high and low prices for the Company's Common Stock on May 6, 1996, in the NASDAQ National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.





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


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

            (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

            (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

            (c)  Current Report on Form 8-K dated April 23, 1996.

            (d)  Registration Statement on Form 8-A filed with the
                 Commission on February 28, 1994 and amended April 11, 1994 containing a description of the Common Stock of the Company.

     All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The North Carolina Business Corporation Act contains provisions prescribing the extent to which present or former directors, officers, or employees of a corporation shall or may be indemnified against liabilities that they may incur in their capacities as such. Under those provisions, the availability or requirement of indemnification or reimbursement of expenses is dependent on numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute also permits the corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities that they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute.

     As permitted by North Carolina law, Article IX of the Company's Bylaws provides for the indemnification of directors and officers, employees, or agents of the Company within the limitations permitted by North Carolina law.

     As permitted by North Carolina law, Article XI of the Company's Restated Articles of Incorporation also provides for the limitation of the personal liability of directors from monetary damages for breach of duty as a director provided that the limitation of liability does not apply to (i)


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

acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation; (ii) any liability under North Carolina Business Corporation Act
Section 55-8-33; (iii) any transaction from which the director derived an improper personal benefit; or (iv) acts or omissions occurring prior to the date the provision became effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed or incorporated by reference as a part of this registration statement:


Exhibit     Description
- -------     -----------
No.
- ---

4           Quintiles Lewin Nonqualified Stock Option Plan

5           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
            as to the legality of securities being registered and consent to reference to it in the Registration Statement

23.1        Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
            is contained in the opinion submitted as Exhibit 5 hereto

23.2        Consent of Ernst & Young LLP to the incorporation by reference of their report on the Company's audited financial statements for the fiscal year ended December 31, 1995 incorporated by reference into the Company's
            Annual Report on Form 10-K filed with the Securities and Exchange
            Commission on March 25, 1996

ITEM 9.  UNDERTAKINGS

         a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
            1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on the 8th day of May, 1996.

                                           QUINTILES TRANSNATIONAL CORP.

                                           By: /s/ Dennis B. Gillings
                                               -------------------------
                                               Dennis B. Gillings
                                               Chairman of the Board and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 8th day of May, 1996.


Signature                                                 Title
- ---------                                                 ------

/s/ Dennis B. Gillings                            Chairman of the Board of Directors and Chief
- ------------------------
Dennis B. Gillings                                Executive Officer

/s/ Rachel R. Selisker                            Chief Financial Officer, Vice President
- ------------------------                          Finance and Treasurer (Principal accounting
Rachel R. Selisker                                and financial officer) and Director


/s/ Santo J. Costa                                Director
- ------------------------
Santo J. Costa

                                                  Director
- ------------------------
Chester W. Douglass

                                                  Director
- ------------------------
John G. Fryer

/s/ Arthur M. Pappas                              Director
- ------------------------
Arthur M. Pappas

                                                  Director
- ------------------------
Ludo J. Reynders

/s/ Sara B. Creagh                                Director
- ------------------------
Sara B. Creagh

                                                  Director
- ------------------------
Richard H. Thompson

                                                  Director
- ------------------------
Robert C. Bishop

/s/ Eric J. Souetre                               Director
- ------------------------
Eric J. Souetre

/s/ William A. Sollecito                          Director
- ------------------------
William A. Sollecito




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


                         QUINTILES TRANSNATIONAL CORP.
                                 EXHIBIT INDEX


Exhibit                                                                        Page
No.               Description                                                  No.
- ---               -----------                                                  ---
4                 Quintiles Lewin Nonqualified Stock Option Plan

                  Opinion of Smith, Anderson, Blount, Dorsett,
5 Mitchell & Jernigan, L.L.P. regarding the legality of securities being registered

23.1              Consent of Smith, Anderson, Blount, Dorsett,
                  Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as Exhibit 5 hereto

23.2              Consent of Ernst & Young LLP




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